Exhibit 99.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Amended and Restated Asset Purchase Agreement (this "Amendment") effective as of May 1, 2009, by and between Workhorse International Holding Company, a Delaware corporation ("Purchaser") and Monaco Coach Corporation, a Delaware corporation ("ParentCo") (on behalf of itself and Sellers (as defined below)).

WHEREAS, Purchaser, ParentCo, Navistar, Inc., a Delaware corporation ("Guarantor" and solely for purposes of Section 13.17 thereof), R-Vision Holdings LLC, a Delaware limited liability company ("R-Vision LLC"), R-Vision, Inc., an Indiana corporation ("R-Vision Corp."), R-Vision Motorized, LLC, an Indiana limited liability company ("R-Vision Motorized LLC"), Bison Manufacturing, LLC, an Indiana limited liability company ("Bison LLC"), and Roadmaster LLC, an Indiana limited liability company ("Roadmaster LLC, and together with ParentCo, R-Vision LLC, R-Vision Corp., R-Vision Motorized LLC and Bison LLC, each a "Seller," and collectively, "Sellers") entered into that certain Amended and Restated Asset Purchase Agreement, dated as of April 23, 2009 (the "Asset Purchase Agreement");

WHEREAS, pursuant to Section 13.2 of the Asset Purchase Agreement, the parties hereto desire to amend the Asset Purchase Agreement in certain respects;

WHEREAS, all capitalized terms used and not otherwise defined herein shall have the respective meanings attributed thereto in the Asset Purchase Agreement; and

WHEREAS, Ableco Finance LLC ("AbleCo") and Bank of America, N.A., as agent for Sellers' asset based lending bank group ("BofA" and together with AbleCo, the "Senior Lenders"), have agreed and consented to the terms of this Amendment as of the date first above written and agree not to object to entry of the Sale Order as defined in the Asset Purchase Agreement or a substantially similar Order modified in a manner that does not adversely affect such Senior Lenders, provided only that BofA may object to release of its liens with respect to a closing of the transactions described in the Asset Purchase Agreement if the amount to be deducted from the Cash Portion pursuant to Section 3.1(a)(i)(A) of the Asset Purchase Agreement (and as reflected in the Purchase Price Calculation) exceeds the sum of (a) $750,000, deducted in the aggregate as to Section 3.1(a)(i)(A)(x), (y) and (z) of the Asset Purchase Agreement, plus (b) up to an additional $4,244,000 deducted for 3.1(a)(i)(A)(x) of the Asset Purchase Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and in the Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Asset Purchase Agreement as follows:

1.	Amendments.

(a)	Section 2.2(a)(ii) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the words "(ii)[Intentionally Omitted]".

(b)	Section 3.1(a)(i)(D) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the words "(D) [Intentionally Omitted] minus".

(c)	Section 3.1(c) of the Asset Purchase Agreement is hereby amended so that the words "the Cure Payments and the Section 2.2(a)(ii) Liabilities" are replaced with the words "and the Cure Payments".

(d)	Section 3.1(d) of the Asset Purchase Agreement is hereby amended so that the words "the Cure Payments and the Section 2.2(a)(ii) Liabilities" are replaced with the words "and the Cure Payments".

(e)
Section 3.1(e) of the Asset Purchase Agreement is hereby amended so that, each time they appear, the words "the Cure Payments and the Section 2.2(a)(ii) Liabilities" are replaced with the words "and the Cure Payments".

(f)	Section 8.2(c)(i) of the Asset Purchase Agreement is hereby amended so that the value "$1,250,000" is replaced with the value "$750,000".

(g)	Section 8.2(c)(ii) of the Asset Purchase Agreement is hereby amended so that the value "$1,750,000" is replaced with the value "$1,000,000".

(h)	Section 8.2(c)(vii)(A)(1)(b) of the Asset Purchase Agreement is hereby amended so that the value "$1,500,000" is replaced with the value "$1,000,000".

(i)	Section 13.10 of the Asset Purchase Agreement is hereby amended so that the following sentence is inserted immediately after the conclusion of the first sentence thereof:

"Except for provisions in this Agreement as to Cure Payments and as to indemnity, reimbursement or proration obligations of Sellers to Purchaser, nothing in this Agreement shall elevate the bankruptcy priority of the Claim of any creditor in the Chapter 11 Cases (other than Purchaser to the extent provided in this Agreement) so as to require payment by Sellers to any such other creditor in the Chapter 11 Cases of more than the amount otherwise payable to such other creditor through the Chapter 11 Cases, absent this Agreement."

(j)	Section 8.2(c)(iii) of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

"That Sellers are authorized without further Bankruptcy Court action to pay any amounts that become due and payable to Purchaser pursuant to this Agreement (including, without limitation, the Breakup Fee and Expense Reimbursement).  Any such amounts shall, pursuant to Section 364(c)(1) of the Bankruptcy Code, constitute a super-priority administrative expense in Sellers' Chapter 11 Cases with priority over all administrative expenses of the kind specified in section 503(b) or 507(a) of the Bankruptcy Code.  Upon the consummation of any Acquisition Proposal (whether pursuant to a plan of reorganization or otherwise), the Expense Reimbursement and Breakup Fee shall be payable from the proceeds received by Sellers prior to any distribution thereof to Sellers' secured lenders.  Upon a termination of the Agreement in a situation where the Sellers’ secured lenders (or any of them) have directly or indirectly objected to the entry of the Sale Order, the Expense Reimbursement shall be payable from the first proceeds to be distributed to such objecting secured lender(s) prior to any distribution thereof to such secured lender(s)."

(k)	Section 11.2(c) of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

"Sellers' obligation to pay the Breakup Fee and the Expense Reimbursement pursuant to this Section 11.2 shall survive termination of this Agreement.  Sellers are authorized without further Bankruptcy Court action to pay any amounts that become due and payable to Purchaser pursuant to this Agreement (including, without limitation, the Breakup Fee and Expense Reimbursement).  Any such amounts shall, pursuant to Section 364(c)(1) of the Bankruptcy Code, constitute a super-priority administrative expense in Sellers' Chapter 11 Cases with priority over all administrative expenses of the kind specified in section 503(b) or 507(a) of the Bankruptcy Code.  In addition, upon the consummation of any Acquisition Proposal (whether pursuant to a plan of reorganization or otherwise), the Expense Reimbursement and Breakup Fee shall be payable from the proceeds received by Sellers prior to any distribution thereof to Sellers' secured lenders.  Upon a termination of the Agreement in a situation where the Sellers’ secured lenders (or any of them) have directly or indirectly objected to the entry of the Sale Order, the Expense Reimbursement shall be payable from the first proceeds to be distributed to such objecting secured lender(s) prior to any distribution thereof to such secured lender(s)."

(l)	Exhibit A to the Asset Purchase Agreement is hereby amended and restated in its entirety to read as Exhibit A attached hereto as Annex 1.

(m)	Section 10.3 of the Asset Purchase Agreement is hereby amended so that the words "on or prior to April 29, 2009" are deleted.

(n)	The Distribution of Proceeds Schedule attached hereto as Annex 2 is hereby attached to the Asset Purchase Agreement pursuant to Section 10.3 thereof as amended hereby.

(o)	Article III of the Asset Purchase Agreement is hereby amended by adding the following new Section 3.1(h) thereto:

"(h)           The Cash Portion, as set forth on the Purchase Price Calculation determined either by (i) Purchaser pursuant to Section 3.1(c), or, in the alternative, (ii) the Independent Accountants pursuant to Section 3.1(e), as applicable, shall, in either case, be determined no later than the earlier of (A) the Closing Date or (B) June 2, 2009."

2.
No Amendment of Distribution of Proceeds Schedule without Consent.  The parties hereto acknowledge and agree that the formulas and allocations set forth in the Distribution of Proceeds Schedule attached to the Asset Purchase Agreement pursuant to Section 1(n) of this Amendment cannot be revised hereafter in a manner which would reduce the amount payable at Closing to Ableco or BofA, without the prior consent of Ableco and BofA, respectively, in writing or on the record in the Bankruptcy Court.

3.
Schedules.  The parties hereto acknowledge and agree that certain pages of Disclosure Schedules that were attached to the Asset Purchase Agreement as filed with the Bankruptcy Court on April 24, 2009, contained errors and/or omissions, which such errors and omissions are reflected on the marked pages attached hereto as Annex 3 (the "Incorrect Schedules").  Although Sellers' have filed corrections to the Incorrect Schedules with the Bankruptcy Court, for the avoidance of doubt, the parties hereto acknowledge and agree that the pages attached hereto as Annex 4 (the "Corrected Schedules") represent the understanding and agreement of the parties with respect to the preamble to the Disclosure Schedules as well as Schedule 4.9 (Litigation, Orders), Schedule 4.12 (Taxes), Schedule 4.20 (Insurance) and Schedule 4.23 (Product Liability; Product Warranty).

4.
Pre-Closing Audit Observation Rights.  BofA, Ableco and/or their respective representatives shall have the right to observe the Pre-Closing Audit described in Section 3.1(c) of the Asset Purchase Agreement, at their sole cost and expense.  In addition, BofA shall have the right to deliver or cause to be delivered to Purchaser an Objection Notice pursuant to Section 3.1(d) of the Asset Purchase Agreement solely to the extent that the amount to be deducted from the Cash Portion pursuant to Section 3.1(a)(i)(A) of the Asset Purchase Agreement (and as reflected in the Purchase Price Calculation) exceeds the sum of (a) $750,000, deducted in the aggregate as to Section 3.1(a)(i)(A)(x), (y) and (z) of the Asset Purchase Agreement, plus (b) up to an additional $4,244,000 deducted for 3.1(a)(i)(A)(x) of the Asset Purchase Agreement.

5.
Full Force and Effect.  Except as expressly amended or modified hereby, each term, provision, Exhibit and Schedules of the Asset Purchase Agreement is hereby ratified and confirmed and will and does remain in full force and effect.

6.
Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

7.
Counterparts.  This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument.  Any such counterpart, to the extent delivered by means of Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute the original form of this Amendment and deliver such form to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

8.
Descriptive Headings.  Descriptive headings of the Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

*           *           *           *           *

IN WITNESS WHEREOF. the Parties have executed this Amendment No. 1 to Amended and Restated Asset Purchase Agreement as of the date first above written.

MONACO COACH CORPORATION
(on behalf of itself and Sellers)

By:	/s/ Kay L. Toolson
Name:	Kay L. Toolson
Its:	Chairman and Chief Executive Officer

WORKHORSE INTERNATIONAL HOLDING
COMPANY

By:	/s/ James D. Mahlo
Name:	James D. Mahlo
Its:	Assistant Secretary

Signature Page to Amendment No. 1 to Amended and Restated Asset Purchase Agreement